UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 2400 Philadelphia, Pennsylvania 19103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 627-4716

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Advisory Arrangements for Resigning Non-Employee Directors

On October 1, 2026, the board of directors (the “Board”) of Datavault AI Inc. (the “Company”) approved an advisory arrangement and related compensation (such arrangements and compensation, the “Advisory Arrangements”), for non-employee directors who resign from the Board in connection with certain strategic and/or change of control and/or other transactions of the Company, as determined by the Board (any such resigning director, a “Resigning Director” and any such transaction in connection with which such director is resigning his or her service on the Board, a “Triggering Transaction”). The Board made its determination regarding the approval of the Advisory Arrangements in consultation with Compensation Venture Group, the Company’s compensation consultant.

Under the Advisory Arrangements, Resigning Directors will be entitled to the following:

(i) For any Resigning Director, regardless of such director’s length of service with the Company, such director’s then outstanding and unvested equity awards for shares of the Company’s common stock (the “Common Stock”) or other securities shall be fully vested upon the effective date of such director’s resignation from the Board (such date, the “Resignation Effectiveness Date”); and

(ii) For any Resigning Director that has served as a member of the Board for at least two years prior to his or her Resignation Effectiveness Date, such director shall also be entitled to the following:

(a) A one-year advisory contract (the “Advisory Contract”), the term of which shall commence on the Resignation Effectiveness Date and end on the one-year anniversary of such date (the “Advisory Term”) and pursuant to which such director shall (1) report to the Chairperson of the Board or such Chairperson’s designee and make himself or herself available to the Board to provide continuity and support to the Board in an advisory capacity (such role being referred to herein as an “Advisor”), and (2) receive cash compensation in the aggregate amount of $72,000 (the “Annual Cash Compensation”), to be paid in equal monthly installments of $6,000 (intended to represent one year of Board compensation) during the Advisory Term; and

(b) Subject to the effectiveness of a Form S-8 Registration Statement covering a number of shares of Common Stock sufficient to permit the grant thereof in compliance with applicable U.S. securities laws, a restricted stock award for 120,000 shares of Common Stock (such award, the “Advisory Stock Award”) to be made under the Company’s 2018 Long-Term Stock Incentive Plan, as amended (the “2018 Plan”), which award shall vest in full on the one-year anniversary of such director’s Resignation Effectiveness Date;

provided, however, that if the Company terminates the Advisor for any reason, other than for cause, prior to the expiration of the Advisory Term, the remaining balance of the Annual Cash Compensation shall be paid to the Advisor and the Advisory Stock Award shall become fully vested, in each case, immediately upon such termination.

The foregoing summary of the Advisory Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Advisory Contract, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Resignation of Director

On October 2, 2026, Robert Tobias tendered his resignation from the Board, effective as of 11:59 p.m. on such date. Mr. Tobias tendered his resignation in connection with the Company’s acquisition of NYIAX, which the Board determined to be a Triggering Transaction, to allow for the appointment of Christopher Hardt (as more fully described below) and not as a result of any disagreement with the Company. At the time of such resignation, Mr. Tobias served as a director for over two years and served as a member of the Compensation Committee of the Board and Chair of the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”). Mr. Tobias will serve as an Advisor and will be entitled to the compensation provided for in the Advisory Arrangements described above.

Appointment of Director

As previously announced, on August 19, 2026, the Company acquired NYIAX, Inc. (“NYIAX”) pursuant to that certain Agreement and Plan of Merger, dated as of March 18, 2026 (as amended, the “Merger Agreement”), by and among the Company, DVLT Merger Sub, Inc., a wholly owned subsidiary of the Company, and NYIAX. Pursuant to the terms of the Merger Agreement, NYIAX had the right to require the Company to take all necessary corporate action to appoint up to two individuals designated by NYIAX (the “Merger Partner Designees”) to the Board, subject to the review and approval of the NCG Committee, acting in good faith, and each designee’s satisfaction of all applicable independence and qualification requirements of the applicable trading market. NYIAX has designated Christopher Hardt as a Merger Partner Designee.

On October 2, 2026, effective as of immediately following Mr. Tobias’s resignation and upon the recommendation of the NCG Committee, the Board appointed Christopher Hardt to the Board, to serve until his successor is duly elected and qualified or until he resigns or is removed. The Board has appointed Mr. Hardt to serve as a member of the Audit Committee of the Board (the “Audit Committee”) and the NCG Committee.

The Board has determined that Mr. Hardt qualifies as (i) an independent director under the corporate governance standards of The Nasdaq Stock Market LLC and the rules and regulations of the SEC, including those applicable to audit committee members and (ii) an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Mr. Hardt has more than 30 years of Big 4 audit, compliance, reporting and international corporate advisory experience. Mr. Hardt retired in July 2021 from PwC LLP (“PwC”) where he was an audit partner since 2000. From August 2021 to May 2026, Mr. Hardt served as the Chief Financial Officer and Director of Abri SPAC 2, Inc., a special purpose acquisition company (“Abri 2”) (Nasdaq: ASPP). Mr. Hardt was also the Chief Financial Officer of Abri Advisors Ltd, in Bermuda, and Abri Advisors (UK) Ltd.

Mr. Hardt has been based previously in PwC’s offices in London, England, Lausanne, Switzerland and Tokyo, Japan in addition to several offices in the United States. During his tenure at PwC, he was a lead partner on several large multinational audit clients in the Consumer Markets, Technology, Media, Automotive, Banking and Insurance industries and has conducted business in over 40 countries. Mr. Hardt has also served as a leader in PwC’s SEC Services group in the firm’s National Office where he was responsible for oversight of both foreign and domestic registrant client SEC filings including both debt and equity IPOs. In his prior roles at PwC, Mr. Hardt has extensive experience with companies preparing to go public including the financial statement and internal controls requirements of The Sarbanes-Oxley Act, interacting with the SEC and the financial reporting implications of executing growth strategies involving mergers and acquisitions.

Mr. Hardt has many years of experience interacting with public company boards of directors and their audit/finance committees. Mr. Hardt served as a director of NYIAX from September 2025 to February 2026 and as a director of Collective Audience from 2023-2025. Mr. Hardt recently completed successive terms on both the President’s Advisory Council of Furman University and the Parents Board at The Georgia Institute of Technology. He is an investor and advisor to Cavan & Co LLC, an early-stage American made lifestyle apparel brand. Mr. Hardt holds a B.A. in Business Administration from Furman University and is a CPA licensed in Ohio and Georgia.

As a non-employee director of the Company, Mr. Hardt is initially entitled to receive cash compensation in the amount of $60,000 per year for his service on the Board.  Mr. Hardt is also entitled to receive cash compensation in the amount of $2,500 for his service as a member of the Audit Committee. In connection with his appointment to the Board, the Board approved a restricted stock award to Mr. Hardt under the 2018 Plan (the “Hardt RSAs”) consisting of 125,000 shares of Common Stock, subject to the terms and restrictions set forth in the 2018 Plan and an award agreement thereunder. The grant of the Hardt RSAs is subject to the filing by the Company with the SEC and effectiveness of a registration statement on Form S-8 with respect to such awards (the “Registration Statement”) and the grant date will be the first trading day immediately following the date on which the Registration Statement first becomes effective. The Hardt RSAs will vest as follows: (i) fifty percent (50%) of the award shall vest on the first to occur of March 20th, June 20th, September 20th or December 20th after the date that is 90 days following the grant date and the remaining fifty percent (50%) of the award shall vest on the second to occur of March 20th, June 20th, September 20th or December 20th (e.g., if the award is granted on November 15, 2026, the first vesting date would be March 20, 2027 and the remaining portion of the award would vest on June 20, 2027), in each case subject to Mr. Hardt’s continuous service to the Company on each such date.

In addition, the Company will enter into an indemnification agreement with Mr. Hardt in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company, the form of which was filed as Exhibit 10.4 to the Company’s registration statement on Form S-1/A (file No. 333-224267) filed with the SEC on July 2, 2018.

Mr. Hardt was designated for appointment to the Board by NYIAX pursuant to Section 1.5 of the Merger Agreement. Except for such designation right of NYIAX, there are no arrangements or understandings between Mr. Hardt and any other persons pursuant to which he was selected to be appointed to the Board or its committees. There are no family relationships between Mr. Hardt and any director or executive officer of the Company, and Mr. Hardt has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing Mr. Hardt’s appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Advisory Contract
99.1	Press Release dated October 6, 2026
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAVAULT AI INC.

By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	Chief Financial Officer

Date: October 6, 2026